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                                                                                                                     Exhibit 12.1
                                  COUNTY SEAT STORES, INC. AND SUBSIDIARY
                                  Computation of Earnings to Fixed Charges
                                          (Amounts in Thousands)


                                                                |                       Predecessor Company
                                                                | ---------------------------------------------------------------
                                                     13 Weeks   |  39 Weeks
                                                       Ended    |    Ended
                                                    January 31, | November 1,
                                                       1998     |    1997         1996         1995         1994         1993
                                                    ----------- | -----------  -----------  -----------  -----------  -----------
                                                                |
Income (loss) before Income Taxes and                           |
  Extraordinary Items                               $     8,654 | $   (57,687) $   (74,937) $   (79,401) $    10,518  $    (1,647)
                                                                |
ADD:                                                            |
Interest Expense, net                                     2,645 |       3,481       14,610       19,163       18,426       17,722
Amortization of debt expense and debt discount              648 |         538          835        1,272        2,599        1,857
                                                    ----------- | -----------  -----------  -----------  -----------  -----------
Income as adjusted                                  $    11,947 | $   (53,668) $   (59,492) $   (58,966) $    31,543  $    17,932
                                                    ----------- | -----------  -----------  -----------  -----------  -----------
                                                    ----------- | -----------  -----------  -----------  -----------  -----------
                                                                |
FIXED CHARGES:                                                  |
Interest Expense, net                               $     2,645 | $     3,481  $    14,610  $    19,163  $    18,426  $    17,722
Amortization of debt expense and debt discount              648 |         538          835        1,272        2,599        1,857
                                                    ----------- | -----------  -----------  -----------  -----------  -----------
Total fixed Charges                                 $     3,293 | $     4,019  $    15,445  $    20,435  $    21,025  $    19,579
                                                    ----------- | -----------  -----------  -----------  -----------  -----------
                                                    ----------- | -----------  -----------  -----------  -----------  -----------
                                                                |
                                                    ----------- | -----------  -----------  -----------  -----------  -----------
Ratio of earnings to fixed charges                          3.6 |     n/a          n/a          n/a              1.5          0.9
                                                    ----------- | -----------  -----------  -----------  -----------  -----------
                                                    ----------- | -----------  -----------  -----------  -----------  -----------

         When there is a loss, there is no ratio of earnings to fixed charges, as is indicated by n/a ("not applicable").

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